Exhibit 99.1

Southern Concepts Focuses On Profitability, Increases Flagship Margins By Triple Digits

COLORADO SPRINGS, CO – April 13, 2016 (GLOBENEWSWIRE) – Southern Concepts Restaurant Group, Inc. (OTCQB: RIBS), operator of Southern Hospitality Restaurant and Bar and innovator of fast casual barbecue concept, Carve Barbecue, has reported certain unaudited store-level metrics for the first quarter of 2016 emphasizing the company’s focus on building the fundamentals of the business, primarily focusing on store-level profitability.

During the first quarter of 2016, Southern Hospitality in downtown Denver increased store level EBITDA by 146 percent compared to the first quarter of 2015, from $24,400 to $60,100. As a percentage of revenue, EBITDA in Southern Hospitality Denver during the first quarter of 2016 was nine percent compared to four percent in 2015. During the quarter, Southern Hospitality in downtown Denver grew comparable same store sales by three percent.

Southern Hospitality in Lone Tree, Colo. also earned nine percent in store-level EBITDA during the quarter, its third full operating quarter. Earning nine percent in the first quarter during its initial year marks the most profitable first calendar quarter for an opening of any of Southern Concepts’ restaurants historically.

“The results from Q1 illustrate the major strides we are making as a management team to grow profitability throughout the system and we are only getting started,” said Mitchell Roth, Southern Concepts CEO. “With relatively normal sales, we more than doubled bottom line margins and increased efficiencies that will allow us to consistently serve a world-class product.”

For the purpose of this press release, store level EBITDA is equal to revenue less cost of goods sold, labor, store-level operating expenses, and franchise fee. These financial measures have not been audited.

About Southern Concepts Restaurant Group
Headquartered in Colorado Springs, Southern Concepts Restaurant Group owns and manages three full-service Southern Hospitality restaurants in the Colorado market, and has introduced Carve, a new fast casual barbecue concept. The full-service Southern Hospitality concept was co-created by Eytan Sugarman, Justin Timberlake, and Trace Eyala in New York City's Hell's Kitchen neighborhood. To learn more, visit www.southernconcepts.com.

About Mitchell Roth
Mitchell Roth is the Co-Chairman, President and CEO of SCRG. Mr. Roth joined the company in 2013 and became the CEO in June 2014. During his tenure as CEO, the company opened its third location of Southern Hospitality, located in Lone Tree, Colorado. Additionally he led the company to develop its fast-casual concept, Carve Barbecue. Prior to joining SCRG, Mr. Roth worked in investment banking at Laidlaw and Company, Ltd. in New York City where he worked alongside senior investment bankers in helping clients gain access to capital through the public markets. He received a Bachelor of Science degree in Business Finance and Economics from Liberty University in Lynchburg, Virginia.

Important Cautions Regarding Forward-Looking Statements
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the company's business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other comparable terminology. Actual events or results may differ materially. The company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Company Contact:
Mitchell Roth, CEO
Tel 719-265-5821

PR Contact:
Lexie Rayburn
Tel 719-265-5821
lexie@southernconcepts.com